EXHIBIT 10.3

                PROMISSORY NOTE TO U.C. LASER DATED MAY 3, 2007












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                                 PROMISSORY NOTE

$400,000                                                      Date:  May 3, 2007

         FOR VALUE RECEIVED, the undersigned, SEAENA, INC., a Nevada corporation ("MAKER"), promises to pay to U.C. LASER LTD., a company organized under the laws of the State of Israel ("HOLDER"), at such place or places as may from time to time be designated by Holder, the principal sum of Four Hundred Thousand Dollars ($400,000). This Note evidences a loan (the "LOAN") from Holder to Maker. This Loan will bear no interest.

         The outstanding principal balance of this Note shall be due and payable in full on November 3, 2007 or earlier upon sale by Maker of the Seaena Class B Stock (as defined in the Agreement and Mutual Release of even date herewith), or any other equity interest in Maker exceeding twenty-five percent (25%) of the voting rights of equity holders in Maker, in one transaction or a series of transactions.

         All payments hereunder shall be made in immediately available funds in lawful money of the United States which shall be legal tender in payment of all debts at the time of payment.

         This Note is governed by the laws of the State of Nevada, without regard to the choice of law rules of that State.

         If Holder delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Holder's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Holder of any of its rights, or of any such breach, default or failure of conditions shall be effective, unless the waiver is expressly stated in a writing signed by Holder. All of Holder's remedies in connection with this Note or under applicable law shall be cumulative, and Holder's exercise of any one or more of those remedies shall not constitute an election of remedies.

         This Note inures to and binds the heirs, legal representatives, successors and assigns of Holder and Maker; PROVIDED, HOWEVER, that Maker may not assign this Note or assign or delegate any of its rights or obligations.

         If any action is taken by Holder (whether by Court proceeding or otherwise) to enforce payment of this Note, the undersigned promises to pay to Holder any and all costs of such action, including all reasonable attorneys' fees and costs incurred therein.

                                     "MAKER"

                                     SEAENA, INC., a Nevada corporation

                                     By:     /s/ DOUG LEE
                                        ----------------------------------------
                                     Printed Name:  Doug Lee
                                     Printed Title:    President

                                     Address:  1181 Grier Drive, Suite B
                                               Las Vegas, Nevada 89119
                                               Attn:  Doug Lee, President